       1                      Filed Under Rule 424 (b)(3)
                              Registration Statement No. 33-61003

    SUPPLEMENT NO. 24 TO PROSPECTUS DATED SEPTEMBER 20, 1995
                (AS SUPPLEMENTED OCTOBER 19, 1995)

AT&T CAPITAL CORPORATION

Medium Term Notes, Series 3

Due Nine Months or More From Date of Issue.

Issue Price: 100%
  (as a percent of principal amount)

                  Fixed and Floating Rate Notes

                                                  Interest Rate
Range of Maturities                                 Per Annum
-------------------                               -------------

From 9 months to less than 1 year ................... Float%

INITIAL FIXING DATE:          11/28/95

INITIAL PAYMENT DATE:         01/02/96

MATURITY DATE:           12/02/96

DAYCOUNT:                ACTUAL/360

INDEX:                   1 MONTH LIBOR

SOURCE:                  TELERATE PAGE 3750

RESET FREQUENCY:              MONTHLY

PAYMENT FREQUENCY:       MONTHLY

PAYMENT: MONTHLY, PAYS THE 1ST OR NEXT GOOD BUSINESS DAY OF EACH MONTH. COMMENCING 1/2/96.

INTEREST DETERMINATION:       MONTHLY RESET, PAID
                         MONTHLY - SOURCE: TELERATE P. 3750, 2 LONDON
                         BUSINESS DAY PRIOR TO PERIOD END DATES.

REDEMPTION:                   NON-CALL LIFE

Date of Sale: November 28, 1995